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                                                                  EXHIBIT 10.43

                             THE UNIMARK GROUP, INC.
                                124 MCMAKIN ROAD
                            BARTONVILLE, TEXAS 76226

                                 April 17, 2000


Promecap, S.C.
Bosque de Alisos No. 47A, 3er piso
Colonia Bosques de las Lomas
C.P. 05120 Mexico, D.F.
Mexico
Attention: Fernando Chico Pardo

     RE:  The UniMark Group, Inc.-- Stand-by Funding Commitment

Dear Fernando:

         This letter confirms the firm commitment of Promecap, S.C., either directly or through one or more affiliated or related entities (collectively, "Promecap"), to purchase, at the election of The UniMark Group, Inc. ("UniMark"), on or before July 1, 2000, $2,500,000 of convertible subordinated debentures (the "Convertible Debenture"), subject only to the terms and conditions outlined below.

1. Terms of the Convertible Debentures. The terms of the Convertible Debentures are outlined in Exhibit"A" hereto.

2. Subscription Agreement. Promecap's purchase of the Convertible Debenture will be consummated pursuant to a Subscription Agreement with UniMark, which will contain customary terms and provisions.

3. Consents. It is understood that Promecap's obligation to purchase the Convertible Debenture will be subject only to UniMark receiving the necessary consents, approvals and authorizations required in connection with the issuance of the Convertible Debentures and subject to paragraph 4 below.

4. Termination of Funding Commitment. This Agreement shall automatically terminate upon the earlier of:

          a) If, prior to July 1, 2000, or the purchase of the Convertible Debenture as provided herein, there shall be (i) a merger or consolidation of UniMark, or either of UniMark's two primary subsidiaries, with or into another corporation, (ii) the sale of all, or substantially all, of the properties or assets or stock of either of UniMark's two primary business segments, or (iii) a joint venture with any other entity involving all or substantially all of the assets of, or revenue from, either of UniMark's two primary business segments (collectively, an "Extraordinary Transaction"); or

          b) if, prior to July 1, 2000 or the purchase of the Convertible Debenture as provided herein, UniMark sells equity securities (common stock, preferred stock, convertible debt securities or subordinated debt) with gross proceeds to UniMark in excess of $2.5 million (a "Significant Equity Financing"); or

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          c)   if, UniMark refinances all of its outstanding indebtedness with
               Cooperatieve Centrale Raiffeisen-Boerenleenbank, B.A., "RaboBank Nederland," New York Branch ("Refinancing").

5. Closing: In the event that neither an Extraordinary Transaction, a Significant Equity Financing nor a Refinancing has occurred on or before May 31, 2000, the purchase and sale of the Debenture shall occur within 5 business days after UniMark gives Promecap written notice of its election to sell the Convertible Debenture to Promecap. It is agreed that UniMark will not give such notice until May 31, 2000.

6. No Obligation To Sell: It is expressly understood and agreed that UniMark, in its sole discretion, may elect not to sell the Convertible Debenture to Promecap and nothing set forth herein creates an obligation on behalf of UniMark to sell the Convertible Debenture Promecap.

7. Facility Fee: UniMark will pay Promecap a facility fee of $100,000 as consideration for facilitating this Stand-by Funding Commitment, out of available and unrestricted cash flow.

8. Governing Law: This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of laws.

9. Counterparts: This Agreement may be executed by the parties hereto in one or more counterparts, and such counterparts, taken together, shall constitute one and the same agreement of such parties. Any facsimile signature of any party will constitute an original.

     If the foregoing is acceptable to you, please execute and return the enclosed copy of this Agreement to me by 5:00 P.M. on Monday, April 17, 2000.

                                                Very truly yours,

                                                THE UNIMARK GROUP, INC.



                                                By: Soren Bjorn
                                                    Chief Executive Officer

AGREED AND ACCEPTED AS OF
THE DATE FIRST ABOVE WRITTEN:

PROMECAP, S.C.

By:
 Fernando Chico Pardo
  Title: President



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                                    EXHIBIT A
                                    ---------

                  CONVERTIBLE SUBORDINATED DEBENTURE TERM SHEET

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
Issuer:                             The UniMark Group, Inc. (Nasdaq NMS: UNMG) ("UniMark").

Issue:                              $2,500,000  principal  amount of 12%  Convertible  Subordinated  Debenture
                                    (the "Debenture").

Closing Date:                       As  soon as  possible  after  UniMark  gives  Promecap  written  notice  of its intention to sell to Promecap the Convertible Debentures.

Maturity Date of
Debentures:                         3 years from date of issuance.

Interest Payment Dates:             The Debenture  bears interest at a rate of 12% per annum,  payable  annually in arrears in cash.

Conversion Feature:                 At any time,  the purchaser may convert the Debenture  into common stock at the
                                    Conversion Price in effect.

Conversion Price:                   75% of the average of the closing sales prices for the UNMG Common Stock for the thirty (30) consecutive trading days ending the trading day before UniMark gives Promecap written notice of its intention to sell to Promecap the
                                    Convertible Debenture.

Anti-dilution Protection:           Proportional  adjustments  for  splits,  dividends,  recapitalization, rights offerings and the like.

Optional Redemption:                At any time,  UniMark may redeem the Debenture,  at its option,  in whole or in part, with 20 trading days notice, at the following redemption prices:

                                    (a)     Through  the first  anniversary  date of the  issuance,  at 113% of the principal amount of the Debenture outstanding.

                                    (b)     After the second anniversary date
                                            through the third anniversary date
                                            of the issuance, at 108% of the
                                            principal amount of the Debenture
                                            outstanding.

                                    Payment for redemption of the Debenture will include amounts due for accrued and unpaid interest, if any, to the date of redemption.

Ranking of Debenture:               The Debenture will be a general unsecured obligations, fully and completely subordinated in right and payment to all
                                    existing and future senior debt of UniMark, including all
                                    principal, interest, fees, expenses, penalties, overdrafts and swap obligations, under a subordination agreement
                                    satisfactory in form and content to the holder of the senior debt.
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
Voting Rights:                      No voting rights until conversion.

Registration                        Rights: UniMark will grant Promecap one
                                    demand registration and unlimited number of customary piggyback registration rights with respect to shares of UNMG common stock underlying the Debenture.

Indemnification:                    Normal indemnification.
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